UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2018

PLAYA HOTELS & RESORTS N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	1-38012	98-1346104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Prins Bernhardplein 200 1097 JB Amsterdam, the Netherlands	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: Tel: +31 20 808108

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement

Contribution Agreement

On February 26, 2018, Playa Hotels & Resorts N.V., a Dutch public limited liability company (the “Company”), entered into a Share Exchange Implementation Agreement (the “Contribution Agreement”) with JCSD Trustees Services Limited, a company incorporated under the laws of Jamaica, X Fund Properties Limited, a company incorporated under the laws of Jamaica, Sagicor Pooled Investment Funds Limited, a company incorporated under the laws of Jamaica, and Sagicor Real Estate X Fund Limited Limited, a company incorporated under the laws of Jamaica (collectively, the “Sagicor Parties”). The Contribution Agreement provides that, subject to the satisfaction or waiver of certain customary and other closing conditions, the Sagicor Parties will contribute to a subsidiary of the Company a portfolio of all-inclusive resorts in Jamaica, two adjacent developable land sites and a management contract for an all-inclusive resort (the “Jamaica Assets”) in exchange for consideration consisting of, subject to adjustment pursuant to the Contribution Agreement, 20 million of the Company’s ordinary shares (“Ordinary Shares”) and $100 million in cash (such transaction, the “Contribution”).

The Jamaica Assets consist of:

•	The Hilton Rose Hall Resort (currently 489 rooms);

•	The Jewel Runaway Bay Resort (currently 268 rooms);

•	The Jewel Dunn’s River Resort (currently 250 rooms);

•	The Jewel Paradise Cove Resort (currently 225 rooms);

•	The 88 units comprising one of the towers in the multi-tower condominium currently at the Jewel Grande Resort;

•	A developable land site adjacent to The Jewel Grande Resort;

•	A developable land site adjacent to The Hilton Rose Hall Resort;

•	The management contract for a portion of the units owned by the Sagicor Parties at the Jewel Grande Resort; and

•	All rights to “The Jewel” hotel brand.

The Company’s obligation to close the Contribution is subject to the entry by the Company or its nominee into a franchise agreement, relating to the Hilton Rose Hall Resort, with Hilton Worldwide Franchising LP (“Hilton”) on terms and conditions acceptable to the Company in its sole discretion. Each party’s obligation to close the Contribution is subject to certain other conditions provided in the Contribution Agreement. The closing of the Contribution is expected to occur in the third quarter of 2018.

The closing of the Contribution is not subject to a financing condition or to a vote of the shareholders of the Company or the Sagicor Parties. The Company intends to use cash on hand and amounts available under its credit facility to fund the cash consideration required for the Contribution. Based on discussions with its lenders, the Company expects to be able to increase its credit facility by $100 million in connection with the Contribution.

The Contribution Agreement contains certain customary representations, warranties and covenants, including, among others, covenants with respect to the Sagicor Parties’ operation of the Jamaica Assets prior to closing, covenants prohibiting the Sagicor Parties from soliciting, negotiating or responding to any offer to acquire the Jamaica Assets, and covenants requiring the Sagicor Parties to use their best efforts to assist the Company in entering into a new franchise agreement with Hilton related to the Hilton Rose Hall Resort.

The Contribution Agreement provides the parties certain termination rights. The Sagicor Parties and the Company may terminate the Contribution Agreement by written notice to the other in the event that any of the closing conditions contained in the Contribution Agreement fails to have been satisfied by the closing date, and such failure is not the result of a breach of or default under the Contribution Agreement by the Sagicor Parties or the Company. The Company may bring an action for specific performance or terminate the Contribution Agreement in the event of default by the Sagicor Parties that is not cured within 10 business days of notice by the Company, and in the case of such termination, the Sagicor Parties are required to reimburse the Company for its out of pocket costs and expenses up to a maximum of $2 million. The Sagicor Parties may terminate the Contribution Agreement in the event that the Company fails to consummate the Contribution as and when required by the Contribution Agreement, and in the case of such termination, the Company is required to reimburse the Sagicor Parties for their out of pocket costs and expenses up to a maximum of $500,000. In addition, the Company may terminate the Contribution Agreement in the event of a material casualty or condemnation upon the terms and conditions set forth in the Contribution Agreement.

In connection with the Contribution Agreement, the Company has agreed to nominate two individuals designated by the Sagicor Parties for election to the Company’s board of directors in connection with the consummation of the Contribution.

The foregoing summary of the Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Exchange Implementation Agreement, a copy of which is filed as Exhibit 2.1 and incorporated herein by reference.

Hyatt Agreements

On February 26, 2018, the Company entered into the First Amendment to Strategic Alliance Agreement (the “Strategic Alliance Amendment”) with Hyatt Franchising Latin America, L.L.C., a Delaware limited liability company (“Hyatt”), which Strategic Alliance Amendment amends the Strategic Alliance Agreement, dated as of December 14, 2016, by and between the Company and Hyatt (the “Existing Strategic Alliance Agreement”). The Strategic Alliance Amendment amends the Existing Strategic Alliance Agreement to, among other things, extend the term of the Existing Strategic Alliance Agreement until December 31, 2021.

Also on February 26, 2018, each of Playa Dominican Resort B.V., a Dutch private limited liability company, The Royal Cancun, S. de R.L. de C.V., a Mexican limited liability company, Cameron del Caribe, S. de R.L. de C.V., a Mexican limited liability company, Playa Cabos Baja, S. de R.L. de C.V., a Mexican limited liability company, Cameron del Pacifico, S. de R.L. de C.V., a Mexican limited liability company, and Playa Hall Jamaican Resort Limited, a company incorporated under the laws of Jamaica, each a subsidiary of the Company (each, a “Franchisee”), entered into a Second Amendment to Franchise Agreement (collectively, the “Franchise Amendments”) with Hyatt, which Franchise Amendments amend their respective Amended and Restated Franchise Agreements, dated as of January 31, 2014, as amended by a First Amendment to the Amended and Restated Franchise Agreement, dated as of December 14, 2016 (the “Existing Franchise Agreements”), with Hyatt for the operation of Hyatt all-inclusive resorts. The Franchise Amendments amend the Existing Franchise Agreements to eliminate the restriction on each Franchisee and its affiliates from, among other things, owning, operating, investing in or becoming a franchisee with respect to an all-inclusive resort operating under a brand or concept owned or licensed by, or investing in, accepting an investment from or participating in a joint venture with, certain international hotel companies.

Except as amended by the Strategic Alliance Amendment or the Franchise Amendments, the terms of the Existing Strategic Alliance Agreement and the Existing Franchise Agreements, respectively, remain in full force and effect.

HI Holdings Playa B.V., an affiliate of Hyatt, owns approximately 11% of the Company’s outstanding Ordinary Shares, as well as warrants to acquire 237,110 Ordinary Shares upon the satisfaction of certain conditions. In addition, one of the Company’s directors was designated by HI Holdings Playa B.V. and is currently an employee of an affiliate of Hyatt.

The foregoing summaries of the Strategic Alliance Amendment and Franchise Amendments do not purport to be complete and are qualified in their entirety by reference to the Strategic Alliance Amendment and the Franchise Amendments, copies of which are filed as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

As discussed above, pursuant to the Contribution Agreement, the Company agreed to issue, subject to adjustment pursuant to the Contribution Agreement, 20 million Ordinary Shares to the Sagicor Parties as partial consideration for the contribution of the Jamaica Assets upon the closing of the Contribution. The Ordinary Shares issued to the Sagicor Parties will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, and/or Regulation S.

The description of the Contribution Agreement under the heading “Contribution Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

Investor Presentation

The Company has prepared an investor presentation for use in connection with various meetings and conferences. A copy of the investor presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Press Release

On February 27, 2018, the Company issued a press release regarding the Contribution. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The investor presentation and press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, as well as Exhibits 99.1 and 99.2, shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. You can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,”

“approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Current Report on Form 8-K filed with the SEC on March 14, 2017, as such factors may be updated from time to time in the Company’s periodic filings with Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in the Company’s filings with the SEC. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this Current Report on Form 8-K, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Share Exchange Implementation Agreement, dated as of February 26, 2018, by and among JCSD Trustees Services Limited, X Fund Properties Limited, Sagicor Pooled Investment Funds Limited, Sagicor Real Estate X Fund Limited Limited and Playa Hotels & Resorts N.V. *
10.1	First Amendment to Strategic Alliance Agreement, dated as of February 26, 2018, by and between Playa Hotels & Resorts N.V. and Hyatt Franchising Latin America, L.L.C.
10.2	Form of Second Amendment to Franchise Agreement by Franchisee named therein and Hyatt Franchising Latin America, L.L.C.
99.1	Investor Presentation
99.2	Press Release of Playa Hotels & Resorts N.V., dated February 27, 2018

*	Playa Hotels & Resorts N.V. agrees to furnish supplementally a copy of any omitted exhibits or schedules to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYA HOTELS & RESORTS N.V.

Date: February 27, 2018	By:	/s/ Bruce D. Wardinski
Bruce D. Wardinski
Chief Executive Officer